EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Elcotel, Inc. 1991 Stock Option Plan of our report dated June 20, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) appearing in the Annual Report on Form 10-K of Elcotel, Inc. and subsidiaries for the year ended March 31, 2000.

DELOITTE & TOUCHE LLP

Tampa, Florida
November 14, 2000